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                                                                  Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 9, 1998, (except with respect to the matters discussed in Note 16, as to which date is March 16, 1998), included in The Seibels Bruce Group, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1997, and to all references to our Firm included in this registration statement.


                                                       /s/ Arthur Andersen LLP


Columbia, South Carolina
October 8, 1998